                                                                   Exhibit 99(i)

MELLON

                   SUBSCRIPTION & INFORMATION AGENT AGREEMENT

     THIS  SUBSCRIPTION  AGENT  AGREEMENT  (this   "Agreement")   between  Lynch
Corporation,  an Indiana  corporation  (the  "Company")  and Mellon Bank N.A., a
Pennsylvania company ("Mellon"), is dated as of _______________.

1.   APPOINTMENT

     (a)  The Company is making an offer (the "Subscription  Offer") to issue to the  holders  of record  of its  outstanding  shares  of Common  Stock par value
$______ per share (the "Common Stock"), at the close of business on _______ (the
"Record Date"),  the right to subscribe for and purchase (each a "Right") shares of Common Stock (the  "Additional  Common  Stock") at a purchase price of ______
per share of  Additional  Common Stock (the  "Subscription  Price"),  payable by cashier's or certified  check,  upon the terms and  conditions set forth herein.
The term  "Subscribed"  shall mean  submitted for purchase from the Company by a stockholder in accordance with the terms of the Subscription Offer, and the term
"Subscription" shall mean any such submission.

     (b)  The Subscription  Offer will expire at ______,  New York City Time, on
_________ (the  "Expiration  Time"),  unless the Company shall have extended the period of time for which the Subscription Offer is open, in which event the term
"Expiration  Time" shall mean the latest time and date at which the Subscription
Offer, as so extended by the Company from time to time, shall expire.

     (c)  The Company filed a Registration  Statement relating to the Additional
Common Stock with the  Securities and Exchange  Commission  under the Securities
Act of 1933,  as  amended,  on  ___________.  Said  Registration  Statement  was
declared  effective on  _____________.  The terms of the Additional Common Stock are more fully  described in the  Prospectus  forming  part of the  Registration
Statement  as  it  was  declared  effective,  and  the  accompanying  Letter  of
Instruction.  Copies of the Prospectus, the Letter of Instruction and the Notice
of Guaranteed Delivery are annexed hereto as Exhibit 2, Exhibit 3 and Exhibit 4, respectively.  All terms used and not defined herein shall have the same meaning as in the  Prospectus.  Promptly after the Record Date, the Company will provide
Mellon with a list of holders of Common Stock as of the Record Date (the "Record
Stockholders List").

     (d)  The Company hereby appoints  Mellon to act as subscription  agent (the
"Subscription  Agent") and information agent (the  "Information  Agent") for the
Subscription  Offer in accordance  with and subject to the  following  terms and conditions.

2.   SUBSCRIPTION OF RIGHTS

     (a)  The Rights are  evidenced by  transferable  subscription  certificates
(the  "Certificates"),  a copy of the form of which is annexed hereto as Exhibit
5. The  Certificates  entitle  the  holders to  subscribe,  upon  payment of the
Subscription  Price,  for shares of  Additional  Common Stock at the rate of one share for each three Rights evidenced by a Certificate (the "Basic  Subscription
Privilege").  No fractional  shares will be issued,  but the Subscription  Offer
includes  a  step-up  privilege   entitling  the  holder  of  a  Certificate  or
combination  of  Certificates  evidencing  fewer than three  Rights,  or a total number of Rights not evenly  divisible by three,  if said holder fully exercises
the  Certificate  or  Certificates   accompanying  the  Subscription  Offer,  to

subscribe and pay the Subscription Price for one full share of Additional Common
Stock in lieu of a fractional  share without  furnishing any  additional  Rights
(the "Step-up  Privilege").  Reference is made to the  Prospectus for a complete description of the Basic Subscription Privilege and the Step-up Privilege.

     (b)  Further,    the   Subscription   Offer   provides   that   subscribing
shareholders,  and only those subscribing shareholders who exercise their Rights in full, may exercise an Over-subscription  right as more fully described in the
Registration Statement. Mellon shall, after the initial allocation of Additional
Common Stock to those shareholders  exercising their Basic  Subscription  Right, allocate  any  remaining  Basic  Subscription,  as more fully  described  in the
Registration Statement.

3.   DUTIES OF SUBSCRIPTION AGENT

          As Subscription Agent, Mellon is authorized and directed to:

     (a)  Issue the  Certificates in accordance with this Agreement in the names of the  holders of the  Common  Stock of record on the  Record  Date,  keep such records as are necessary for the purpose of recording such issuance, and furnish a copy of such records to the Company.  The Certificates may be signed on behalf of the  Subscription  Agent  by the  manual  or  facsimile  signature  of a Vice
President  or Assistant  Vice  President of the  Subscription  Agent,  or by the
manual signature of any of its other authorized officers.

     (b)  Promptly after Mellon receives the Record  Stockholders  List,  Mellon shall:

          (i)   mail or cause to be mailed,  by first class mail, to each holder of Common  Stock of record on the Record  Date  whose  address of record is within the United  States and  Canada,  (i) a  Certificate  evidencing  the
     Rights to which such stockholder is entitled under the Subscription  Offer,
     (ii) a copy of the Prospectus, (iii) a Letter of Instruction, (iv) a Notice
     of  Guaranteed  Delivery  and  (v)  a  return  envelope  addressed  to  the
     Subscription Agent; and

          (ii)  mail or cause to be  mailed,  by air  mail,  to each  holder  of
     Common  Stock of record  on the  Record  Date  whose  address  of record is outside the United States and Canada, or is an A.P.O. or F.P.O. address (i)
     a copy of the Prospectus,  (ii) a Notice of Guaranteed Delivery and (iii) a
     Letter of Instruction  (different  from the Letter of  Instruction  sent to stockholders  whose  address  of record is within  the  United  States  and
     Canada).  Mellon shall  refrain from mailing  Certificates  issuable to any holder of Common Stock of record on the Record Date whose address of record is outside the United States and Canada, or is an A.P.O. or F.P.O. address, and hold such  Certificates for the account of such stockholder  subject to such stockholder  making  satisfactory  arrangements  with the Subscription
     Agent  for the  exercise  or  other  disposition  of the  Rights  evidenced thereby,  and follow the instructions of such stockholder for the exercise, sale or other  disposition of such Rights if such instructions are received at or before 11:00 a.m., New York City Time, on .

     (c)  Mail or  deliver  a copy of the  Prospectus  (i) to each  assignee  or transferee of Certificates upon receiving  appropriate documents to register the assignment  or  transfer  thereof  and (ii)  with  certificates  for  shares  of

Additional  Common  Stock  when  such  are  issued  to  persons  other  than the registered holder of the Certificate.

     (d)  Accept  Subscriptions upon the due exercise  (including payment of the
Subscription  Price) on or prior to the Expiration  Time of Rights in accordance with the terms of the Certificates and the Prospectus.

     (e)  Subject to the next sentence,  accept  Subscriptions from stockholders whose  Certificates  are  alleged to have been lost,  stolen or  destroyed  upon receipt by Mellon of an affidavit of theft,  loss or  destruction  and a bond of indemnity in form and substance  satisfactory to Mellon,  accompanied by payment of the  Subscription  Price for the total number of shares of Additional  Common
Stock  Subscribed  for. Upon receipt of such affidavit and bond of indemnity and compliance with any other applicable  requirements,  stop orders shall be placed on said  Certificates  and  Mellon  shall  withhold  delivery  of the  shares of
Additional Common Stock Subscribed for until after the Certificates have expired and it has been determined that the Rights  evidenced by the  Certificates  have not otherwise been purported to have been exercised or otherwise surrendered.

     (f)  Accept Subscriptions,  without further authorization or direction from the  Company,  without  procuring  supporting  legal  papers  or other  proof of authority  to sign  (including  without  limitation  proof of  appointment  of a fiduciary  or other person  acting in a  representative  capacity),  and without signatures of co-fiduciaries, co-representatives or any other person:

          (i)   if the  Certificate is registered in the name of a fiduciary and is executed by and the Additional  Common Stock is to be issued in the name of such fiduciary;

          (ii)  if the  Certificate  is  registered in the name of joint tenants and is  executed  by one of the joint  tenants,  provided  the  certificate representing the Additional  Common Stock is issued in the names of, and is to be delivered to, such joint tenants;

          (iii) if the  Certificate  is  registered in the name of a corporation and is  executed  by a person in a manner  which  appears or purports to be done  in the  capacity  of an  officer,  or  agent  thereof,  provided  the
     Additional Common Stock is to be issued in the name of such corporation; or

          (iv)  if the  Certificate  is  registered in the name of an individual and  is  executed  by a  person  purporting  to act  as  such  individual's
     executor,   administrator  or  personal   representative,   provided,   the
     Additional  Common Stock is to be registered in the name of the  subscriber as  executor  or  administrator  of the estate of the  deceased  registered holder and there is no evidence  indicating  the subscriber is not the duly authorized representative that he purports to be.

     (g)  Accept Subscriptions not accompanied by Certificates if submitted by a firm  having  membership  in the New York Stock  Exchange  or  another  national securities exchange or by a commercial bank or trust company having an office in
the  United  States  together  with  the  Notice  of  Guaranteed   Delivery  and
accompanied  by  proper  payment  for the total  number of shares of  Additional
Common Stock Subscribed for.

     (h)  Accept Subscriptions even though unaccompanied by Certificates,  under the  circumstances  and in compliance with the terms and conditions set forth in the  Prospectus  under the heading  "SUBSCRIPTION  OFFER - Method of  Exercising
Rights".

     (i)  Refer to the Company for specific  instructions  as to  acceptance  or rejection,  Subscriptions received after the Expiration Time,  Subscriptions not authorized  to be  accepted  pursuant  to this  Paragraph  1, and  Subscriptions otherwise  failing to comply with the  requirements  of the  Prospectus  and the terms and conditions of the Certificates.

4.   DUTIES AS INFORMATION AGENT

     In its capacity as Information Agent, Mellon shall:

     (a)  assist  in  the   coordination   of  all   printing   activities   and
     advertisement placement if required;

     (b)  establishing contacts with brokers,  dealers, banks and other nominees on the Company's behalf;

     (c)  determining the material requirements;

     (d)  assistance with document review;

     (e)  facilitate  the  distribution  of  materials  to  the  registered  and beneficial owners and to other interested parties;

     (f)  providing a dedicated toll-free line for all shareholder queries;

     (g)  provide status reporting to Company management; and

     (h)  facilitate  payment  of all  broker-forwarding  invoices,  subject  to collection from the Company of monies for this purpose.

5.   ACCEPTANCE OF SUBSCRIPTIONS

     Upon acceptance of a Subscription, Mellon shall:

     (a)  Hold all monies  received in a special  account for the benefit of the
Company.  Promptly  following the Expiration Time Mellon shall distribute to the
Company  the  funds  in such  account  and  issue  certificates  for  shares  of
Additional  Common Stock issuable with respect to  Subscriptions  that have been accepted.  Mellon will not be  obligated  to  calculate  or pay  interest to any holder or any other party claiming  through a holder or otherwise.  It is hereby agreed immediately following the effective date of the Subscription, immediately available funds,  represented by certified check,  money order, or wire transfer but not personal check, will be deposited with Mellon.

     (b)  Advise the  Company  daily by  telecopy  and  confirm by letter to the attention of Eugene Hynes (the "Company  Representative") as to the total number of shares of  Additional  Common Stock  Subscribed  for,  total number of Rights sold,  total number of Rights  partially  Subscribed for and the amount of funds received,  with  cumulative  totals for each; and in addition advise the Company
Representative,  by telephone at (203) 622-1150,  confirmed by telecopy,  of the amount of funds  received  identified in accordance  with (a) above,  deposited, available or transferred in accordance with (a) above,  with cumulative  totals;
and

     (c)  As promptly as possible  but in any event on or before 3:30 p.m.,  New
York City Time, on the first full business day  following the  Expiration  Time, advise the Company  Representative in accordance with (b) above of the number of shares  Subscribed for, the number of Subscription  guarantees  received and the number of shares of Additional Common Stock unsubscribed for.

6.   COMPLETION OF SUBSCRIPTION OFFER

     Upon completion of the Subscription Offer:

     (a)  Mellon shall requisition  certificates from the Transfer Agent for the
Common Stock for shares of Additional Common Stock for which  Subscriptions have been received.

     (b)  The Certificates  shall be issued in registered form only. The Company shall appoint and have in office at all times a Transfer Agent and Registrar for the  Certificates,  which shall keep books and records of the  registration  and transfers and exchanges of Certificates  (such books and records are hereinafter called the  "Certificate  Register").  The  Company  shall  promptly  notify the
Transfer  Agent and Registrar of the exercise of any  Certificates.  The Company shall  promptly  notify Mellon of any change in the Transfer Agent and Registrar of the Certificates.

     (c)  All Certificates  issued upon any registration of transfer or exchange of Certificates  shall be the valid  obligations of the Company,  evidencing the same obligations, and entitled to the same benefits under this Agreement, as the
Certificates surrendered for such registration of transfer or exchange.

     (d)  Any   Certificate   when  duly  endorsed  in  blank  shall  be  deemed
negotiable,  and when a  Certificate  shall  have been so  endorsed  the  holder thereof  may be treated by the  Company,  Mellon and all other  persons  dealing therewith  as the  absolute  owner  thereof  for any  purpose  and as the person entitled to exercise the rights represented  thereby, any notice to the contrary notwithstanding,  but until  such  transfer  is  registered  in the  Certificate
Register,  the Company and Mellon may treat the registered holder thereof as the owner for all purposes.

     (e)  For so long as this  Agreement  shall be in effect,  the Company  will reserve for issuance and keep available free from preemptive rights a sufficient number of shares of  Additional  Common  Stock to permit the exercise in full of all Rights issued pursuant to the Subscription  Offer.  Subject to the terms and conditions  of this  Agreement,  Mellon will request the Transfer  Agent for the
Common Stock to issue  certificates  evidencing the appropriate number of shares of Additional  Common Stock as required from time to time in order to effectuate the Subscriptions.

     (f)  The  Company  shall  take  any  and  all  action,   including  without
limitation obtaining the authorization, consent, lack of objection, registration or approval of any  governmental  authority,  or the taking of any other  action under the laws of the  United  States of America  or any  political  subdivision thereof,  to insure that all shares of Additional Common Stock issuable upon the exercise  of the  Certificates  at the  time  of  delivery  of the  certificates therefor (subject to payment of the Subscription Price) will be duly and validly issued and fully paid and  non-assessable  shares of Common Stock, free from all preemptive rights and taxes, liens, charges and security interests created by or imposed upon the Company with respect thereto.

     (g)  The  Company  shall  from time to time take all  action  necessary  or appropriate to obtain and keep effective all  registrations,  permits,  consents
and  approvals  of  the  Securities  and  Exchange   Commission  and  any  other
governmental  agency or authority  and make such filings under Federal and state laws which may be necessary or  appropriate  in  connection  with the  issuance, sale,  transfer and delivery of Certificates  or Additional  Common Stock issued upon exercise of Certificates.

7.   PROCEDURE FOR DISCREPANCIES

     Mellon shall  follow its regular  procedures  to attempt to  reconcile  any discrepancies  between the number of shares of Additional  Common Stock that any
Certificate  may indicate are to be issued to a stockholder  and the number that the Record Stockholders List indicates may be issued to such stockholder. In any instance  where Mellon cannot  reconcile  such  discrepancies  by following such procedures,  Mellon will  consult  with the Company for  instructions  as to the number of shares of Additional  Common Stock, if any, it is authorized to issue.
In the  absence  of such  instructions,  Mellon is  authorized  not to issue any shares of Additional Common Stock to such stockholder.

8.   PROCEDURE FOR DEFICIENT ITEMS

     Mellon shall examine the Certificates  received by it as Subscription Agent to  ascertain  whether  they  appear  to have been  completed  and  executed  in accordance  with the  applicable  Letter of  Instruction.  In the  event  Mellon determines that any Certificate does not appear to have been properly  completed or executed,  or where the  Certificates  do not appear to be in proper form for
Subscription,  or any other  irregularity  in connection  with the  Subscription appears to exist, Mellon shall follow, where possible, its regular procedures to attempt to cause such irregularity to be corrected.  Mellon is not authorized to waive any irregularity in connection with the Subscription,  unless Mellon shall have received from the Company the Certificate  which was delivered,  duly dated and  signed  by an  authorized  officer  of the  Company,  indicating  that  any irregularity  in such  Certificate  has been  cured  or  waived  and  that  such
Certificate  has been  accepted  by the  Company.  If any such  irregularity  is neither corrected nor waived, Mellon will return to the subscribing  stockholder
(at its  option by either  first  class  mail  under a  blanket  surety  bond or insurance  protecting Mellon and the Company from losses or liabilities  arising out of the  non-receipt  or nondelivery of  Certificates  or by registered  mail insured  separately for the value of such  Certificates)  to such  stockholder's address  as set  forth  in the  Subscription  any  Certificates  surrendered  in connection  therewith and any other documents  received with such  Certificates, and a letter of notice to be furnished by the Company explaining the reasons for the return of the Certificates and other documents.

9.   DATE/TIME STAMP

     Each document  received by Mellon relating to its duties hereunder shall be dated and time stamped when received.

10.  TRANSFER PROCEDURES

     If certificates  representing  shares of Additional  Common Stock are to be delivered  by  Mellon  to a  person  other  than  the  person  in  whose  name a surrendered  Certificate  is registered,  Mellon shall issue no certificate  for
Additional  Common Stock until the  Certificate so surrendered has been properly endorsed (or otherwise put in proper form for transfer).

11.  TAX REPORTING

     Should  any  issue  arise   regarding   federal  income  tax  reporting  or
withholding,  Mellon shall take such action as the Company reasonably  instructs in writing.

12.  TERMINATION

     The Company may terminate this Agreement at any time by so notifying Mellon in writing.  Mellon may terminate  this  Agreement upon 30 days' prior notice to the Company. Upon any such termination,  Mellon shall be relieved and discharged of any  further  responsibilities  with  respect to its duties  hereunder.  Upon payment of all Mellon's  outstanding fees and expenses,  Mellon shall forward to the Company or its designee  promptly any Certificate or other document relating to Mellon's  duties  hereunder that Mellon may receive after its appointment has so terminated.  Sections 13, 14, 15 and 20 of this  Agreement  shall survive any termination of this Agreement.

13.  AUTHORIZATIONS AND PROTECTIONS

     As agent for the Company hereunder Mellon:

     (a)  shall have no duties or obligations other than those  specifically set forth  herein or as may  subsequently  be agreed to in writing by Mellon and the
Company;

     (b)  shall  have no  obligation  to issue any shares of  Additional  Common
Stock unless the Company shall have provided a sufficient number of certificates for such Additional Common Stock;

     (c)  shall  be  regarded  as  making  no  representations   and  having  no
responsibilities as to the validity,  sufficiency,  value, or genuineness of any
Certificates  surrendered  to Mellon  hereunder or shares of  Additional  Common
Stock issued in exchange therefor, and will not be required to or be responsible for and will make no representations as to, the validity,  sufficiency, value or genuineness of the Subscription Offer;

     (d)  shall  not be  obligated  to take  any  legal  action  hereunder;  if, however,  Mellon  determines to take any legal action  hereunder,  and where the taking of such action might, in Mellon's  judgment,  subject or expose it to any expense or

liability  Mellon  shall  not be  required  to act  unless  it shall  have  been furnished with an indemnity satisfactory to it;

     (e)  may rely on and shall be fully  authorized  and protected in acting or failing  to act upon  any  certificate,  instrument,  opinion,  notice,  letter, telegram,  telex, facsimile transmission or other document or security delivered to Mellon and believed by it to be genuine and to have been signed by the proper party or parties;

     (f)  shall  not be liable  or  responsible  for any  recital  or  statement contained in the Prospectus or any other documents relating thereto;

     (g)  shall not be liable or responsible  for any failure on the part of the
Company to comply  with any of its  covenants  and  obligations  relating to the
Subscription  Offer,  including without limitation  obligations under applicable securities laws;

     (h)  may rely on and shall be fully  authorized  and protected in acting or failing to act upon the written,  telephonic or oral instructions of officers of the Company with respect to any matter relating to Mellon acting as Subscription
Agent  covered  by this  Agreement  (or  supplementing  or  qualifying  any such actions);

     (i)  may consult with counsel  satisfactory to Mellon,  including  internal counsel, and the advice of such counsel shall be full and complete authorization and  protection in respect of any action taken,  suffered,  or omitted by Mellon hereunder in good faith and in reliance upon the advice of such counsel;

     (j)  may  perform  any of its duties  hereunder  either  directly  or by or through  agents or attorneys and Mellon shall not be liable or  responsible  for any misconduct or negligence on the part of any agent or attorney appointed with reasonable care by Mellon hereunder; and

     (k)  Are not authorized,  and shall have no obligation, to pay any brokers, dealers, or soliciting fees to any person.

14.  INDEMNIFICATION

     The Company  agrees to indemnify  Mellon for, and hold it harmless from and against,  any loss,  liability,  claim or expense  ("Loss") arising out of or in connection with Mellon's  performance of its duties under this Agreement or this appointment,  including the costs and expenses of defending  itself  against any
Loss or enforcing this Agreement, except to the extent that such Loss shall have been determined by a court of competent  jurisdiction to be a result of Mellon's gross negligence or intentional misconduct.

15.  LIMITATION OF LIABILITY

     (a)  In the absence of gross  negligence or  intentional  misconduct on its part, Mellon shall not be liable for any action taken,  suffered,  or omitted by it or for any error of  judgment  made by it in the  performance  of its  duties
under   this   Agreement.   Anything   in  this   agreement   to  the   contrary
notwithstanding,  in no event  shall  Mellon be liable  for  special,  indirect, incidental or consequential loss or damage of any kind whatsoever (including but not limited to lost profits),  even if Mellon has been advised of the likelihood of such damages and  regardless  of the form of action.  Any liability of Mellon will be limited to the amount of fees paid by the Company hereunder.

     (b)  In the event any question or dispute arises with respect to the proper interpretation  of this Agreement or Mellon's duties  hereunder or the rights of the Company or of any holders  surrendering  certificates for Shares pursuant to the  Subscription  Offer,  Mellon  shall not be required to act and shall not be held liable or responsible for refusing to act until the question or dispute has been judicially settled (and Mellon may, if it deems it advisable, but shall not be obligated to, file a suit in interpleader  or for a declaratory  judgment for such purpose) by final judgment  rendered by a court of competent  jurisdiction, binding on all  stockholders  and parties  interested  in the matter which is no longer subject to review or appeal, or settled by a written document in form and substance  satisfactory  to Mellon and  executed  by the  Company  and each such stockholder  and party.  In addition,  Mellon may require for such purpose,  but shall not be obligated to require,  the execution of such written  settlement by all the  stockholders  and all other  parties  that may have an  interest in the settlement.

16.  REPRESENTATIONS, WARRANTIES AND COVENANTS

     The  Company  represents,  warrants  and  covenants  that  (a)  it is  duly incorporated,  validly  existing  and in good  standing  under  the  laws of its
jurisdiction  of   incorporation,   (b)  the  making  and  consummation  of  the
Subscription   Offer  and  the  execution,   delivery  and  performance  of  all
transactions  contemplated thereby (including without limitation this Agreement)
have been duly authorized by all necessary  corporate action and will not result in a breach of or constitute a default under the certificate of incorporation or bylaws of the Company or any indenture,  agreement or instrument to which either is a party or is bound,  (c) this Agreement has been duly executed and delivered by the  Company  and  constitutes  a legal,  valid,  binding  obligation  of the
Company,  enforceable  against the Company in accordance with its terms, (d) the
Subscription  Offer will comply in all  material  respects  with all  applicable requirements  of law  and  (e) to the  best  of  their  knowledge,  there  is no litigation  pending or threatened  as of the date hereof in connection  with the
Subscription Offer.

17.  NOTICES

     All notices,  demands and other  communications given pursuant to the terms and provisions hereof shall be in writing, shall be deemed effective on the date of receipt,  and may be sent by facsimile,  overnight delivery  services,  or by certified or registered mail, return receipt requested to:

     If to the Company:                          with an additional copy to:

Lynch Corporation                             Mark L. Lakin, Esq.
140 Greenwich Avenue, 4th Floor               Olshan Grundman Frome Rosenzweig &
Greenwich, Connecticut  06830                 Wolosky LLP
Attn: Eugene Hynes                            Park Avenue Tower
Tel: (203) 622-1150                           65 East 55th Street
Fax: (203) 622-1360                           New York, New York  10022
                                              Tel: (212) 451-2249
                                              Fax: (212) 451-2222

     If to Mellon:                               with an additional copy to:

Mellon Bank, N.A.                             Mellon Bank, N.A.
C/O Mellon Investor Services                  C/O Mellon Investor Services
85 Challenger Rd.                             105 Challenger Rd.
Ridgefield Park, N.J. 07660                   Ridgefield Park, N.J. 07660
Attn: Relationship Administrator              Attn: Legal Department
Tel:                                          Tel:
Fax:                                          Fax:

18.  SPECIMEN SIGNATURES

     Set  forth  in  Exhibit  6  hereto  is a list  of the  names  and  specimen signatures  of the  persons  authorized  to  act  for  the  Company  under  this
Agreement.  The Secretary of the Company  shall,  from time to time,  certify to
Mellon the names and  signatures of any other persons  authorized to act for the
Company, as the case may be, under this Agreement.

19.  INSTRUCTIONS

     Any instructions  given to Mellon orally,  as permitted by any provision of this  Agreement,  shall  be  confirmed  in  writing  by the  Company  as soon as practicable.  Mellon  shall  not be  liable  or  responsible  and shall be fully authorized and protected for acting,  or failing to act, in accordance  with any oral instructions which do not conform with the written confirmation received in accordance with this Section.

20. Fees

     Whether or not any Certificates are surrendered to Mellon, for its services as Subscription Agent and Information Agent hereunder,  the Company shall pay to
Mellon  compensation in accordance  with the fee schedule  attached as Exhibit 1 hereto,  together  with  reimbursement  for  out-of-pocket  expenses,  including reasonable  fees and  disbursements  of  counsel.  All  amounts  owed to  Mellon hereunder are due upon receipt of the invoice.  Delinquent  payments are subject to a late payment charge of one and one half percent (1.5%) per month commencing forty-five (45) days from the invoice date.

21.  TERMINATION

     Either  party may  terminate  this  Agreement  upon  thirty (30) days prior written notice to the other party.  Unless so terminated,  this Agreement  shall continue  in effect  until all  Additional  Shares  of  Common  Stock  have been received and paid for by eligible holders. In the event of such termination, the
Company will  appoint a successor  Subscription  Agent and inform  Mellon of the name and address of any successor Subscription Agent so appointed, provided that no failure by the Company to appoint such a successor  Subscription  Agent shall affect  the  termination  of  this  Agreement  or the  discharge  of  Mellon  as
Subscription  Agent  hereunder.  Upon  any  such  termination,  Mellon  shall be relieved  and  discharged  of any further  responsibilities  with respect to its duties hereunder.  Upon payment of all outstanding fees and expenses  hereunder,
Mellon shall  promptly  forward to the Company or its designee any  certificates for Shares, Certificates,  Election Forms, or any other document that Mellon may receive after its appointment has so terminated.

22.  FORCE MAJEURE

     Mellon  shall  not be  liable  for any  failure  or  delay  arising  out of conditions  beyond its reasonable  control  including,  but not limited to, work stoppages,  fires, civil disobedience,  riots, rebellions,  storms,  electrical, mechanical,  computer  or  communications  facilities  failures,  acts of God or similar occurrences.

23.  MISCELLANEOUS

     (a)  This Agreement  shall be governed by and construed in accordance  with the laws of the State of New York  without  giving  effect to  conflict of laws, rules or principles.

     (b)  No provision  of this  Agreement  may be amended,  modified or waived, except in writing signed by all of the parties hereto.

     (c)  Except  as  expressly  set  forth  elsewhere  in this  Agreement,  all notices,  instructions  and  communications  under  this  Agreement  shall be in writing,  shall be  effective  upon  receipt and shall be  addressed,  if to the
Company,  to its address set forth beneath its signature to this Agreement,  or, if to the Subscription Agent, to Mellon Bank, N.A. c/o Mellon Investor Services,
85 Challenger Road, Ridgefield Park, New Jersey 07660, Attention: Reorganization
Department,  or to such other  address as a party  hereto shall notify the other parties.

     (d)  In the event that any claim of  inconsistency  between this  Agreement and the terms of the Subscription  Offer arise, as they may from time to time be amended, the terms of the Subscription Offer shall control,  except with respect to  Mellon's  duties,  liabilities  and  rights,  including  without  limitation compensation and indemnification, which shall be controlled by the terms of this
Agreement.

     (e)  If any provision of this Agreement shall be held illegal,  invalid, or unenforceable by any court, this Agreement shall be construed and enforced as if such  provision had not been  contained  herein and shall be deemed an Agreement among the parties hereto to the full extent permitted by applicable law.

     (f)  This Agreement shall be binding upon,  inure to the benefit of, and be enforceable by, the respective successors and assigns of the parties hereto.

     (g)  This  Agreement  may not be  assigned  by any party  without the prior written consent of all parties.

     (h)  Sections 13, 14, 15, and 20 hereof shall survive  termination  of this
Agreement.

     IN WITNESS  WHEREOF,  the parties  hereto have executed  this  Agreement by their duly authorized officers as of the day and year above written.

LYNCH CORPORATION

By:
       ------------------------------------------------------------
Name:  John C. Ferrara
Title: President and Chief Executive Officer

Accepted as of the date above first written:

MELLON BANK, N.A.
AS SUBSCRIPTION & INFORMATION AGENT

By:
       ------------------------------------------------------------
Name:
Title:

Exhibit 1   Fee Schedule
Exhibit 2   Prospectus
Exhibit 3   Letter of Instruction
Exhibit 4   Notice of Guaranteed Delivery
Exhibit 5   Form of Certificate
Exhibit 6   List of Authorized Representatives

                                                              Exhibit 1

                                                          SCHEDULE OF FEES
                                                        AS SUBSCRIPTION AGENT

SET-UP & ADMINISTRATIVE FEE                                                                                     $10,000.00

PROCESS BASIC SUBSCRIPTIONS, EACH                                                                                   $15.00

ISSUING SUBSCRIPTION CERTIFICATES TO RECORD DATE HOLDERS, EACH                                                      $5.00

PROCESSING OVERSUBSCRIPTIONS, INCLUDING PRO-RATIONS & REFUNDS, EACH                                             $10.00

ADDITIONAL HANDLING ITEMS, EACH                                                                                     $25.00
Including Notice of Guaranteed Deliveries, Withdrawals, Legal Items,
Correspondence, Partials, Defective Items, Lost Items,
Window Items, Items not providing a Taxpayer Identification
Number, Over-Subscriptions, Backup Withholding,
Multiple Checks (per check), Foreign Holders, etc.

ISSUING AND COLLECTING DUE BILLS, EACH                                                                              $25.00

AFFIXING RESTRICTIVE LEGENDS ON CERTIFICATES, EACH                                                                  $50.00

MIDNIGHT EXPIRATIONS, EACH (ONLY IF APPLICABLE)                                                                     $5,000.00, each
Includes System Time, Security, Window Facility,
Post Office Pick Up, etc.

EXTENSION OF OFFER, EACH (ONLY IF APPLICABLE)                                                                       $5,000.00, each

OFFICE OF FOREIGN ASSET CONTROL (OFAC) REPORTING, EACH HOLDER                                                       $1.00 per year

SPECIAL SERVICES, ONLY IF APPLICABLE:
* Additional Changes to the Shareholder File                                            $50.00/account
   (including transfer journal updates)
* Sale/Transfer of Rights Through Mellon                                                $25.00/account
* Internal Attorney Review of the Agreement (if                                         $1,000.00
   there are any variations of the standard language)
* Conversion Delays/Mail Date Changes                                                   $500.00 each
* Programming Fees                                                                      $250.00/hour
* Consultative Services                                                                 $200.00/hour
* Archive Storage, per month                                                            $50.00
* Changes to Standard Documents                                                         By Appraisal
* Additional Special Services                                                           By Appraisal

OUT OF POCKET EXPENSES                                                                                              Additional
Including Postage, Printing, Stationery,
Overtime, Transportation, etc.

MINIMUM FEE, EXCLUSIVE OF SPECIAL SERVICES                                                                          $30,000.00
If the aggregate amount of fees to be charged as described
above, exclusive of Special Services, Midnight Expirations,
Extensions of Offer, and Out of Pocket Expenses, is less than
$30,000.00, a total fee of $30,000.00 will apply.

                                     SCHEDULE OF FEES
                                   AS INFORMATION AGENT

INFORMATION AGENT FEE                                             $7,500.00

FACILITY FEE                                                      $350.00 Per Week

EXTENSION FEE                                                     $1,000.00 per Extension

OUTGOING & INBOUND CALLS                                          $39.50 per CSR hour

INBOUND CALLS TO IVR                                              $1.95 per Call

PRINTING & LOGISTICS                                              By Appraisal
(Any estimate is based on the current information)

MEDIA, DRAFTING & PROGRAMMING SERVICES                            $250.00 per hour

SPECIAL SERVICES, IF APPLICABLE

            *   Wall Street Journal National Edition              By Appraisal
                Advertisement

            *   New York Times Advertisement                      By Appraisal

            *   Additional Special Services                       By Appraisal

                                MELLON BANK, N.A.

                                SCHEDULE OF FEES
                    EXECUTIVE WHITE GLOVE SERVICE *(OPTIONAL)

Servicing Fee                                            $1,000.00 per executive

Out of-pocket expenses                                   Additional

MELLON'S  EXECUTIVE  WHITE  GLOVE  SERVICE  ALLOWS  CLIENTS  TO  PROVIDE  SELECT
EXECUTIVES OR KEY  SHAREHOLDERS  WITH A PREMIUM  LEVEL OF SERVICE.  THIS SERVICE
INCLUDES  DELIVERY  OF  CERTIFICATES  AND  ELECTION/TRANSMITTAL   FORMS  TO  THE
ADMINISTRATOR  OR PROJECT  MANAGER;  A PERSONAL  CONTACT FOR SERVICE  INQUIRIES;
RECEIPT  OF  FUNDS  BY WIRE;  AND  CERTIFICATES  RUSHED  TO THE  SHAREHOLDER  BY
OVERNIGHT  COURIER.  IF THIS SERVICE IS NOT SELECTED,  OUR PRICING  CONTEMPLATES
THAT ALL  SHAREHOLDERS  WILL RETURN THEIR ITEMS IN ACCORDANCE  WITH THE STANDARD
PROCEDURE  OUTLINED IN THE SHAREHOLDER  MATERIALS AND ALL INQUIRIES WILL BE MADE
TO THE PUBLISHED TOLL FREE TELEPHONE LINE.  ADDITIONALLY,  WITHOUT THIS SERVICE,
ALL SHAREHOLDERS WILL RECEIVE FUNDS BY CHECK AND CERTIFICATES WILL BE MAILED AND
ALL PROCESSING WILL BE IN ACCORDANCE WITH OUR NORMAL TIMEFRAMES AND PROCEDURES.

                                    Exhibit 2

                                  [PROSPECTUS]

                                    Exhibit 3

               [INSTRUCTIONS FOR USE OF SUBSCRIPTION CERTIFICATES]

                                    Exhibit 4

                         [NOTICE OF GUARANTEED DELIVERY]

                                    Exhibit 5

                           [SUBSCRIPTION CERTIFICATE]

                                    Exhibit 6

--------------------------------------------------------------------------------
NAME                                              SPECIMEN SIGNATURE
--------------------------------------------------------------------------------
John C. Ferrara
                                           /s/ John C. Ferrara
                                           -------------------------------------
--------------------------------------------------------------------------------
Eugene Hynes
                                           /s/ Eugene Hynes
                                           -------------------------------------
--------------------------------------------------------------------------------